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                                                                  Exhibit (j)(2)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 28 to the registration statement on Form N-1A ("Registration Statement") of our report dated July 19, 2001, relating to the financial statements and financial highlights which appear in the May 31, 2001 Annual Report to Shareholders of Prime Money Market Fund, Government Money Market Fund, Tax-Exempt Money Market Fund, Growth & Income Fund, Equity Income Fund, Equity Growth Fund, Capital Opportunities Fund, International Equity Fund, Diversified Real Estate Fund, Limited Maturity Bond Fund, Total Return Bond Fund, Maryland Tax-Exempt Bond Fund, Intermediate Tax-Exempt Bond Fund, and National Tax-Exempt Bond Fund (comprising M.S.D.&T. Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
July 25, 2001